As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	62-1411755
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Michael D. Cohen, Esq.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.01 par value	$ 500,000,000	$ 57,300

(1)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee has been calculated on the basis of the proposed maximum aggregate offering price and the number of securities being registered has been omitted.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Caesars Entertainment Corporation

Common Stock

This prospectus relates to the offer and sale of shares of our common stock by Caesars Entertainment Corporation. We may offer and sell pursuant to one or more prospectus supplements, from time to time, shares of our common stock, in one or more underwritten or other public offerings and at prices and on terms that will be determined at the time of the offering, up to a maximum aggregate offering price of $500,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the amounts, prices and specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer the shares as we may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at a fixed price, or prices, at prevailing market prices, or prices related to prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which we may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

The securities may be sold directly to you, through agents, through underwriters and dealers or through a combination of any of these methods of sale. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CZR.” On March 14, 2012, the last reported sale price of our common stock on the NASDAQ Global Select Market was $12.88.

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 3 for a discussion of certain risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or in any documents incorporated by reference in this prospectus or the applicable prospectus supplement is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, without limitation, Caesars Entertainment, Caesars Palace, Harrah’s, Total Rewards, World Series of Poker, Horseshoe, Paris Las Vegas, Flamingo Las Vegas and Bally’s Las Vegas. We have omitted the ® and ™ trademark designations for such trademarks named in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may offer and sell pursuant to one or more prospectus supplements, from time to time, shares of our common stock, in one or more underwritten or other public offerings and at prices and on terms that will be determined at the time of the offering, up to a maximum aggregate offering price of $500,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the amounts, prices and specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. Information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the particular offering referred to in the applicable prospectus supplement will automatically be deemed to update and supersede inconsistent information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find Additional Information,” before you invest.

The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. We may offer the shares as we may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which we may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

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PROSPECTUS SUMMARY

The following summary contains information about Caesars Entertainment Corporation and its common stock. It does not contain all of the information that may be important to you in making a decision to participate in the offering. For a more complete understanding of Caesars Entertainment Corporation, we urge you to read this prospectus and the applicable prospectus supplement carefully, including the sections entitled “Risk Factors,” “Cautionary Statements Concerning Forward Looking Statements” and “Where You Can Find Additional Information.” In connection with the reclassification of our common stock in 2010, we changed our name from Harrah’s Entertainment, Inc. to Caesars Entertainment Corporation, and the name of our operating company, Harrah’s Operating Company, Inc., to Caesars Entertainment Operating Company, Inc. Unless otherwise noted or indicated by the context, the term “Caesars” refers to Caesars Entertainment Corporation, “we,” “us” and “our” refer to Caesars and its consolidated subsidiaries, and “CEOC” refers to Caesars Entertainment Operating Company, Inc.

Our Company

We are the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Our business is primarily conducted through a wholly-owned subsidiary, CEOC, although certain material properties are not owned by CEOC. As of December 31, 2011, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The majority of these casinos operate in the United States and England. Our casino entertainment facilities operate primarily under the Harrah’s, Caesars, and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one casino combined with a greyhound racetrack, one casino combined with a thoroughbred racetrack, and one casino combined with a harness racetrack. Our land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt, and one in South Africa. As of December 31, 2011, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 43,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards System to market promotions and to generate customer play across our network of properties. In addition, we own an online gaming business, providing for real money casino, bingo and poker in the United Kingdom, alliances with online gaming providers in Italy and France, social games on Facebook and other social media websites, and mobile application platforms. We also own and operate the World Series of Poker tournament and brand.

We were incorporated on November 2, 1989 in Delaware and operated under predecessor companies prior to such date.

On January 28, 2008, Caesars was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and affiliates of TPG Capital, LP (together with such affiliates, “TPG” and, together with Apollo, the “Sponsors”) in an all-cash transaction, hereinafter referred to as the “Acquisition,” valued at approximately $30.7 billion, including the assumption of $12.4 billion of debt, and the incurrence of approximately $1.0 billion of acquisition costs. Subsequent to the Acquisition, our stock was no longer publicly traded.

Effective February 8, 2012, as the result of our public offering (the “Public Offering”), our common stock trades on the NASDAQ Global Select Market under the symbol “CZR.”

The Sponsors

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of December 31, 2011, Apollo had assets under management of approximately $75.2 billion in its private equity, capital markets and real estate businesses.

TPG

TPG is a leading global private investment firm founded in 1992 with $49 billion of assets under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding Caesars, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find Additional Information.”

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, NV 89109, and our telephone number is (702) 407-6000. The address of our internet site is www.caesars.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included or incorporated by reference herein.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus or the applicable prospectus supplement, or incorporated by reference in this prospectus or the applicable prospectus supplement. In addition to those listed below and elsewhere in this prospectus or the applicable prospectus supplement, you should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus or the applicable prospectus supplement. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Risks Related to this Offering

An active trading market for our common stock may not develop.

Prior to the Public Offering, which closed on February 13, 2012, there was not a public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. Our shares may be less liquid than the shares of other newly public companies and there may be imbalances between supply and demand for our shares. As a result our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

There are 125,297,197 shares of our common stock outstanding as of March 9, 2012. All of the outstanding shares of our common stock are eligible for resale under Rule 144 or Rule 701 of the Securities Act, subject to volume limitations, applicable holding period requirements and the lockup agreements described below or other contractual restrictions. The Sponsors have the ability to cause us to register the resale of its shares, and our management members who hold shares will have the ability to include their shares in such registration.

In connection with the Public Offering, we have agreed not to offer or sell, dispose of or hedge, directly or indirectly any common stock without the permission of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. for a period of 180 days from the pricing of the Public Offering, subject to certain exceptions and automatic extension in certain circumstances; provided that, after 30 days from the pricing of the Public Offering, we will be permitted to issue and sell common stock to retire existing indebtedness and/or for debt for equity exchange transactions. In addition, our named executive officers and certain holders of our outstanding common stock and options to purchase our common stock, including the Sponsors, have agreed not to offer or sell, dispose of or hedge, directly or indirectly, any common stock without the permission of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. for a period of 180 days and 270 days, respectively, from the pricing of the Public Offering, subject to certain exceptions and automatic extension in certain circumstances. Certain of our stockholders have agreed not to offer or sell, dispose of or hedge, directly or indirectly 50% of their shares that are being registered for resale pursuant to a shelf registration without the permission of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. for a period of 180 days from the pricing of the Public Offering, subject to certain exceptions and automatic extension in certain circumstances.

We may elect to sell additional shares of our common stock in one or more future primary offerings pursuant to this prospectus. We may issue shares of common stock or other securities from time to time as consideration for future acquisitions and investments or for any other reason that our board of directors, or Board, deems advisable. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of common stock or other securities in connection with any such acquisitions and investments. As of March 9, 2012, options to purchase 8,076,890 shares of common stock are outstanding under our Management Equity Incentive Plan, assuming no changes to the plan, and warrants to purchase 382,129 shares of our common stock are outstanding. We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under awards we have already granted under our Management Equity Incentive Plan and the shares reserved for issuance under our 2012 Performance Incentive Plan. Assuming effectiveness of the registration statement on Form S-8, such shares will be freely tradable though they will be subject to the lock-up arrangements and the transfer restrictions pursuant to the Management Investor Rights Agreement described in “Item 13. Certain Relationships and Related Party Transactions, and Director Independence—Management Investor Rights Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus.

We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities, including future sales by the Sponsors, will have on the market price of our common stock. Sales of substantial amounts of common stock (including shares of common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

The price and trading volume of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation, including gaming taxes;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the small percentage of shares to be publicly traded after the Public Offering;

•	changes in our capital structure;

•	sales of common stock by us or members of our management team;

•	the expiration of contractual lockup agreements; and

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changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in the gaming, lodging, hospitality and entertainment industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Apollo and TPG control us, and their interests may conflict with or differ from your interests as a stockholder.

Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, beneficially owns 69.9% of our common stock pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares. The members of Hamlet Holdings have the power to elect all of our directors. Hamlet Holdings has the ability to vote on any transaction that requires the approval of our Board or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets.

The interests of the members of Hamlet Holdings could conflict with or differ from the interests of holders of our common stock. The Sponsors are in the business of making or advising on investments in companies it holds, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. One or both of the Sponsors may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

The concentration of ownership held by the Sponsors and their co-investors could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably. In addition, a sale of a substantial number of shares of stock in the future by funds affiliated with the Sponsors or their co-investors could cause our stock price to decline.

So long as affiliates of the Sponsors continue to own a significant amount of the outstanding shares of our common stock, they will continue to be able to strongly influence or effectively control our decisions.

In addition, we have an executive committee that serves at the discretion of our Board and is authorized to take such actions as it reasonably determines appropriate. Currently, the executive committee may act by a majority of its members, provided that at least one member designated by Apollo Members (as defined under “Item 13. Certain Relationships and Related Party Transactions, and Director Independence—Hamlet Holdings Operating Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus) and one member designated by TPG Members (as defined under “Item 13. Certain Relationships and Related Party Transactions, and Director Independence—Hamlet Holdings Operating Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus) must approve any action of the executive committee. See “Item 10. Directors, Executive Officers and Corporate Governance—Committees of Our Board of Directors—Executive Committee” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, for a further discussion.

Our stockholders are subject to extensive governmental regulation and if a stockholder is found unsuitable by the gaming authority, that stockholder would not be able to beneficially own our common stock directly or indirectly.

In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. For additional information on the criteria used in making determinations regarding suitability, see Exhibit 99.3 (Gaming and Regulatory Overview) to our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus.

For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security, in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board, or the Control Board, a sum of money which, in the sole discretion of the Control Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Control Board to pay final costs and charges. Additionally, under Ohio law, an institutional investor, which is broadly defined and includes any corporation, that holds any amount of our stock will be required to apply for and obtain a waiver of suitability determination.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only.

Some jurisdictions may also limit the number of gaming licenses in which a person may hold an ownership or a controlling interest. In Indiana, for example, a person may not have an ownership interest in more than two Indiana riverboat owner’s licenses.

Because we have not paid dividends since the Acquisition and do not anticipate paying dividends on our common stock in the foreseeable future, you should not expect to receive dividends on shares of our common stock.

We have no present plans to pay cash dividends to our stockholders and, for the foreseeable future, intend to retain all of our earnings for use in our business. The declaration of any future dividends by us is within the discretion of our Board and will be dependent on our earnings, financial condition and capital requirements, as well as any other factors deemed relevant by our Board.

We are a “controlled company” within the meaning of the NASDAQ rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

Hamlet Holdings controls a majority of our voting common stock. As a result, we are a “controlled company” within the meaning of the New York Stock Exchange or NASDAQ corporate governance standards. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:

•	the requirement that a majority of the Board consists of independent directors;

•	the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors;

•	the requirement that we have a compensation committee that is composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

As a result of these exemptions, we do not have a majority of independent directors nor do our nominating/corporate governance and compensation committees consist entirely of independent directors and we are not required to have an annual performance evaluation of the nominating/corporate governance and compensation committees. See “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Our bylaws and certificate of incorporation contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of our bylaws and our certificate of incorporation may delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our directors. These provisions include:

•	establishing a classified board of directors;

•	establishing limitations on the removal of directors;

•	permitting only an affirmative vote of at least two-thirds of the Board to fix the number of directors;

•	prohibiting cumulative voting in the election of directors;

•	empowering only the Board to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholders from acting by written consent if less than 50.1% of our outstanding common stock is controlled by the Sponsors;

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prohibiting amendments to the bylaws without the affirmative vote of at least two-thirds of the Board or the affirmative vote of at least two-thirds of the total voting power of the outstanding shares entitled to vote;

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prohibiting amendments to the certificate of incorporation relating to stockholder meetings, amendments to the bylaws or certificate of incorporation, or the election or classification of the Board without the affirmative vote of two-thirds of the shares entitled to vote on any matter; and

•	establishing advance notice requirements for nominations for election to the Board or for proposing matters that can be acted on by stockholders at stockholder meetings.

Our issuance of shares of preferred stock could delay or prevent a change of control of us. Our Board has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock controlled by Hamlet Holdings, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, we, through our senior management, from time to time make forward looking public statements concerning our expected future operations and performance and other developments. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

We disclose important factors that could cause actual results to differ materially from our expectations under “Risk Factors” herein and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•	the impact of our substantial indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	our ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	our ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the ongoing downturn in the gaming industry, or any other factor;

•	the effects of competition, including locations of competitors and operating and market competition; and

•

the other factors set forth under “Risk Factors” herein and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in this prospectus, which speak only as of the date of this prospectus, may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will describe the use of proceeds with respect to a particular offering in the applicable prospectus supplement, which may include the use for general corporate purposes, including development projects and maintenance capital expenditures, and for the retirement of indebtedness.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,250,000,000 shares of common stock, par value $0.01 per share, and 125,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be designated by the board of directors.

All of our existing common stock is validly issued, fully paid and nonassessable. As of March 9, 2012, there were 230 holders of record of our common stock. The discussion below describes the most important terms of our capital stock, certificate of incorporation and bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Voting Rights. The holders of Caesars common stock are entitled to one vote per share on all matters submitted for action by the stockholders.

Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of Caesars common stock are entitled to share equally in any dividends our Board may declare from legally available sources.

Liquidation Rights. Upon liquidation or dissolution of Caesars, whether voluntary or involuntary, after payment in full of the amounts required to be paid to holders of any then outstanding preferred stock, all shares of Caesars common stock are entitled to share equally in the assets available for distribution to stockholders after payment of all of Caesars’ prior obligations.

Other Matters. The holders of Caesars common stock have no preemptive or conversion rights, and Caesars’ common stock is not subject to further calls or assessments by Caesars. There are no redemption or sinking fund provisions applicable to the common stock except those described below under “—Certain Redemption Provisions.” Except as described below under “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued in the future.

Preferred Stock

Our Board, without further stockholder approval, will be able to issue, from time to time, up to an aggregate of 125,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices or prices, liquidation preferences and the number of shares constituting any series or designations of such series. Notwithstanding the foregoing, the rights of each holder of preferred stock will be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to us or such holder at that time. Upon closing of the Public Offering, there were no shares of preferred stock outstanding. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us might harm the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Redemption Provisions

Caesars’ certificate of incorporation contains provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The certificate of incorporation will also contain provisions defining the redemption price and the rights of a disqualified security holder.

Registration Rights

The Sponsors each have demand registration rights with respect to the Caesars stock they currently own and both Sponsors and the co-investors can participate in any demand registration initiated by either Sponsor. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, securities to be allocated pro rata among the Sponsors and their co-investors and (ii) second, only if all the securities referred to in clause (i) have been included, securities that Caesars proposes to include in such demand registration.

The Sponsors and their co-investors also have piggyback registration rights for any other offering not covered by a demand registration, provided that the co-investors can only participate if a Sponsor is participating in such offering as a selling stockholder. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, any other securities eligible for inclusion in such registration.

Caesars’ management stockholders also have piggyback registration rights in connection with any registered offering of Caesars stock. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, the securities held by management together with any other securities eligible for inclusion in such registration.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Delaware General Corporation Law. Caesars’ certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or place our current management.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Caesars’ bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or one of its committees.

Delaware Anti-Takeover Law. Caesars is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203, which we have elected;

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the voting stock which the interested stockholder did not own.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Classified Board and Cumulative Voting. Our certificate of incorporation and bylaws provide for a classified board of directors, pursuant to which the board of directors is divided into three classes whose members serve three-year staggered terms. Our certificate of incorporation also prohibits cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

Removal of Directors. Our certificate of incorporation and bylaws provide that a director may be removed from office at any time, but only for cause and only by affirmative vote of at least two-thirds of the shares entitled to vote generally in the election of directors.

Number of Directors and Vacancies. Our bylaws permit the number of directors to be fixed only by an affirmative vote of at least two-thirds of the members of the board, and any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

“Blank Check” Preferred Stock. Our certificate of incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Amendments to Certificate of Incorporation and Bylaws. Our certification of incorporation provides that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter or the board of directors. Our certificate of incorporation also provides that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

Special Meetings of Stockholders. Our bylaws provide that, except as otherwise required by law, special meetings of stockholders can only be called by our board of directors.

Actions by Written Consent. Our bylaws prohibit stockholders from acting by written consent if less than 50.1% of our outstanding common stock is owned by the Sponsors.

Limitation of Officer and Director Liability and Indemnification Arrangements. Caesars’ certificate of incorporation limits the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This charter provision has no effect on any non-monetary remedies that may be available to Caesars or its stockholders, nor does it relieve Caesars or its officers or directors from compliance with federal or state securities laws. The certificate also generally provides that Caesars shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of Caesars, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by Caesars if:

•	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, Caesars’ best interests; or

•	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

These charter and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of Caesars.

Amendments to Certificate of Incorporation or Bylaws

Our certification of incorporation provides that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter. Our certificate of incorporation also provides that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CZR.”

PLAN OF DISTRIBUTION

We currently intend to offer and sell pursuant to one or more prospectus supplements, from time to time, our common stock offered by this prospectus, in one or more underwritten or other public offerings and at prices and on terms that will be determined at the time of the offering. We may sell our common stock:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase our common stock, or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at privately negotiated prices.

We may also issue our common stock to holders of certain of our outstanding debt, including but not limited to, debt under our credit facilities, notes issued by CEOC and/or debt under our commercial mortgage-backed securities financing as consideration for the retirement of such debt.

Each prospectus supplement will describe the method of distribution of our common stock and any applicable restrictions. The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	the exchange on which the securities will be listed.

If any underwriters or agents are utilized in the sale of our common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of our common stock in respect of which this prospectus is delivered, we will sell such common stock to the dealer, as principal. The dealer may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of our common stock old pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of our common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if our common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock the prices of which may be used to determine payments on such common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, our common stock in the open market. Finally, in any offering of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing our common stock in the offering if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for a holder’s securities may be more than three scheduled business days after the trade date for such holder’s securities. Accordingly, in such a case, if such holder wishes to trade securities on any date prior to the third business day before the original issue date for such holder’s securities, such holder will be required, by virtue of the fact that such holder’s securities initially are expected to settle in more than three scheduled business days after the trade date for such holder’s securities, to make alternative settlement arrangements to prevent a failed settlement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CZR.” However, we can give no assurances as to the development of liquidity or trading market for the shares.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated herein by reference from the Caesars Entertainment Corporation Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Certain information about our company may also be obtained from our website at www.caesars.com. Information contained on our website or any other website is not incorporated by reference into and does not constitute part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. We incorporate by reference the following documents which have been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012.

•

Our Current Reports on Form 8-K, filed on January 9, 2012, February 2, 2012 (other than the information furnished therein under Item 7.01), February 7, 2012 (other than the information furnished therein under Item 7.01), February 8, 2012 (other than the information furnished therein under Item 7.01), February 10, 2012 (other than the information furnished therein under Item 7.01), February 13, 2012 (other than the information furnished therein under Item 7.01), February 15, 2012, February 22, 2012 (other than the information furnished therein under Item 7.01), February 29, 2012 (other than the information furnished therein under Item 2.02) and March 2, 2012.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

                         Caesars Entertainment Corporation

                         One Caesars Palace Drive

                         Las Vegas, NV 89109

                         Attention: Corporate Secretary

                         Telephone: (702) 407-6000

You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Caesars Entertainment Corporation

Common Stock

PROSPECTUS

                         , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by us in connection with the distribution of our common stock being registered in this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$57,300
Printing fees and expenses	20,000
Legal fees and expenses	100,000
Accounting fees and expenses	6,000

Total	$183,300

Item 15.	Indemnification of Directors and Officers.

Caesars Entertainment Corporation is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of the registrant indemnifies to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

In addition, several directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with Caesars Entertainment Corporation. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B,

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 15—Indemnification of Directors and Officers,” or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 15, 2012.

CAESARS ENTERTAINMENT CORPORATION

By:	/S/ GARY W. LOVEMAN
	Name:	Gary W. Loveman
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan S. Halkyard, Timothy R. Donovan and Michael D. Cohen, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2012.

Signature	Capacity

/S/ GARY W. LOVEMAN Gary W. Loveman	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ DIANE E. WILFONG Diane E. Wilfong	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ JEFFREY BENJAMIN Jeffrey Benjamin	Director

/S/ DAVID BONDERMAN David Bonderman	Director

/S/ KELVIN L. DAVIS Kelvin L. Davis	Director

Jeffrey T. Housenbold	Director

/S/ KARL PETERSON Karl Peterson	Director

Signature	Capacity

/S/ ERIC PRESS Eric Press	Director

/S/ MARC ROWAN Marc Rowan	Director

David B. Sambur	Director

Lynn C. Swann	Director

/S/ JINLONG WANG Jinlong Wang	Director

/S/ CHRISTOPHER J. WILLIAMS Christopher J. Williams	Director

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of April 11, 2003, between Park Place Entertainment Corp., as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-104829, filed April 29, 2003.)

4.2	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of April 11, 2003, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.3	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, to the Indenture, dated as of April 11, 2003, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.4	Indenture, dated as of December 11, 2003, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.375% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.)

4.5	Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.6	First Supplemental Indenture, dated as of September 9, 2005, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Registration Statement on Form S-3/A of Harrah’s Entertainment, Inc., File No. 333-127210, filed September 19, 2005.)

4.7	Second Supplemental Indenture, dated as of January 8, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

4.8	Third Supplemental Indenture, dated as of January 28, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed January 28, 2008)

4.9	Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed June 3, 2005.)

Exhibit No.	Document Description

4.10	First Supplemental Indenture, dated as of August 19, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Harrah’s Entertainment, Inc., File No. 333-127840, filed August 25, 2005.)

4.11	Second Supplemental Indenture, dated as of September 28, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.12	Indenture dated as of September 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.75% Senior Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.13	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.14	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture dated as of June 9, 2006 between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.15	Indenture, dated as of February 1, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed February 4, 2008.)

4.16	First Supplemental Indenture, dated as of June 12, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

4.17	Second Supplemental Indenture, dated as of January 9, 2009, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.)

4.18	First Supplemental Indenture, dated as of March 26, 2009, by and among Harrah’s Operating Company, Inc., the Note Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed March 31, 2009.)

Exhibit No.	Document Description

4.19	Indenture, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015. (Incorporated by reference to the exhibit filed with Company’s Registration Statement on Form S-4/A, filed December 24, 2008.)

4.20	First Supplemental Indenture, dated as of July 22, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.)

4.21	Collateral Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc. as Issuer, each Subsidiary of the Issuer identified therein, and U.S. Bank National Association, as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Registration Statement on Form S-4/A, filed December 24, 2008.)

4.22	Indenture, dated as of April 15, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee and collateral agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed April 20, 2009.)

4.23	First Supplemental Indenture, dated May 18, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee relating to the 10.00% Second-Priority Senior Secured Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.)

4.24	Registration Rights Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc., Citigroup Global Markets Inc., as lead dealer manager, and Banc of America Securities LLC, as joint dealer manager. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed December 30, 2008.)

4.25	Registration Rights Agreement, dated as of April 15, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as dealer managers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed April 20, 2009.)

4.26	Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

4.27	Supplemental Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

4.28	Second Supplemental Indenture, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed September 17, 2009.)

Exhibit No.	Document Description

4.29	Registration Rights Agreement, dated as of June 10, 2009, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Banc of America Securities LLC, as representative of the initial purchasers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

4.30	Registration Rights Agreement, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed September 17, 2009.)

4.31	Indenture, dated as of April 16, 2010, among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 12.75 Second-Priority Senior Secured Notes due 2018 (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed on April 22, 2010.)

4.32	Registration Rights Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed on April 22, 2010.)

4.33	Stockholders’ Agreement, dated as of January 28, 2008, by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Harrah’s Entertainment, Inc., and, solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.34	Services Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.35	Supplemental Indenture, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed May 24, 2010.)

4.36	Joinder to Registration Rights Agreement, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed May 24, 2010.)

4.38	Indenture, dated as of February 14, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and U.S. Bank National Association, as trustee. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed February 15, 2012.)

4.39	Registration Rights Agreement, dated as of February 14, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation and J.P. Morgan Securities LLC, as representative of the initial purchasers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed February 15, 2012.)

Exhibit No.	Document Description

4.40	Form of First Amendment to the Stockholders’ Agreement by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Caesars Entertainment Corporation (Incorporated by reference to the exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed February 2, 2012.)

4.41	Form of Acknowledgement to the Services Agreement among Caesars Entertainment Corporation, Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (Incorporated by reference to the exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed February 2, 2012.)

4.42	Supplemental Indenture, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and U.S. Bank National Association, as trustee. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed March 2, 2012.)

4.43	Joinder to Registration Rights Agreement, dated as of March 1, 2012, by and among Caesars Entertainment Operating Company, Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed March 2, 2012.)

4.44	Indenture, dated as of February 3, 2012, by and among Chester Downs and Marina, LLC, Chester Downs Finance Corp., U.S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.)

4.45	Certificate of Designation of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated January 28, 2008. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-8 filed January 31, 2008.)

4.46	Certificate of Amendment to the Certificate of Designation of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated March 29, 2010. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed March 30, 2010.)

4.47	Certificate of Elimination of Non-Voting Perpetual Preferred Stock of Harrah’s Entertainment, Inc., dated March 29, 2010. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed March 30, 2010.)

4.48	Financial Counseling Plan of Harrah’s Entertainment, Inc., as amended January 1996. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith